                                    EXHIBIT

                                     10.78

                                 VENDOR PROGRAM AGREEMENT


THIS VENDOR PROGRAM AGREEMENT ("Agreement") is made and entered into as of June 30, 1995, by and between DVI Financial Services Inc. ("DVI") and ADAC Laboratories ("ADAC").

                                    RECITALS

          ADAC, in the regular course of its business, has entered into or acquired or may hereafter enter into or acquire "Contracts" and may desire from time to time to sell to DVI and DVI may desire to purchase from ADAC the "Obligations" on the terms and conditions set forth below.

                                   AGREEMENT

1.   DEFINITIONS

     For the purpose of this Agreement the following terms shall have the following meanings:

     1.1.   "Bill of Lading". Any document(s) which evidence(s) that the
             --------------
Equipment has been shipped to a Customer.

     1.2.   "Contracts".  Any lease, conditional sales contract, installment
             ---------
sale contract, chattel mortgage, security agreement, promissory note, any other title retention or lien instrument, or any other agreement providing for deferred installment payments to ADAC, arising out of the sale or lease of Equipment or the extension of credit.

     1.3.   "Contract Term".  The noncancellable term of any Contract as set
             -------------
forth in the Contract or any other documents evidencing such term.

     1.4.   "Customers".  Customers of ADAC who enter into a Contract with
             ---------
ADAC for the purpose of financing the acquisition of ADAC's Equipment.

     1.5.   "End User".  Purchasers and/or users of ADAC equipment world-wide.
             --------

     1.6.   "Equipment".  The personal property, software or fixtures which
             ---------
are the subject of a Financed Contract.

     1.7.   "Event of Default".  Event of Default shall have the meaning given
             ----------------
to such term in Section 17 hereof.

     1.8.   "Financed Contract".  Any Contract the Obligations of which have
             -----------------
been purchased by DVI.

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     1.9.   "First Loss Recourse Pool".  First Loss Recourse Pool shall have
             ------------------------
the meaning given to such term in Section 12 hereof.

     1.10.  "Installment Payments".  The Customer's periodic installment
             --------------------
payments on Obligations due under a Financed Contract net of taxes, tariffs and imposts. Installment Payments may be due monthly, quarterly, or semi-annually.

     1.11.  "Installment Payment Start Date".  The date on which the Customer's
             ------------------------------
payment obligation starts.

     1.12.  "Net Investment Value".  DVI's net book value of an Obligation as
             --------------------
determined by calculating the present value of all Installment Payments remaining on a Financed Contract using the discount rate used in calculating the original Purchase Price.

     1.13.  "Obligations".  The deferred payment and other obligations due or
             -----------
to become due under Financed Contracts.

     1.14.  "Portfolio".  The entire group of Contracts purchased by DVI.
             ---------

     1.15.  "Purchase Price".  The present value of all Installment Payments
             --------------
remaining on an Obligation as of the date of its purchase by DVI hereunder calculated using a discount rate equal to the yield of thirty-one (31) month United States Treasury Notes as quoted in the Wall Street Journal on the date
                                              -------------------
of purchase of the Obligation plus Four Hundred Fifteen (415) basis points. The Purchase Price will be calculated based upon the assumption that each Installment Payment will be due on the last calendar day of each respective month in which an Installment Payment is due.

     1.16.  "Remarketing Loss".  Remarketing Loss shall have the meaning given
             ----------------
to such term in Section 13.4 hereof.

     1.17.  "Remarketing Proceeds".  Remarketing Proceeds shall have the
             --------------------
meaning given to such term in Section 13.3 hereof.

2.   FINANCING TRANSACTIONS.

     2.1.   DVI's Determination to Finance Contracts and Purchase Obligations.
            -----------------------------------------------------------------
Subject to the terms and conditions hereof, ADAC shall submit to DVI certain Contracts with Customers, and DVI, in its sole discretion, shall determine whether to finance any Contract and purchase the Obligations under said Contract.

     2.2.   No Liability For Non-Funding; Release of Rejected Contracts. DVI is
            -----------------------------------------------------------
not obligated under this Agreement to finance any Contract with any of ADAC's Customers, the decision to finance any such Contract being at the sole discretion of DVI. In the event DVI elects not to finance any proposed Contract submitted by ADAC, DVI will return the package containing all financial and

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related information on the proposed Contract to ADAC and ADAC can place the rejected Contract with any other funding source.

     2.3.   Submittal of Proposed Contracts.  With respect to each Contract,
            -------------------------------
prior to presenting such Contract to DVI, in accordance with DVI's formats, systems, methods, procedures and standards, ADAC will prepare for, and submit to, DVI a credit package for each Customer. ADAC shall also furnish such other credit information as DVI, from time to time, may reasonably require.

3.   PURCHASE OF CONTRACTS

     3.1.   Terms of Purchase.  If DVI decides, pursuant to Section 2 above,
            -----------------
to finance a Contract and purchase the Obligations, DVI shall purchase, from ADAC, the Obligations for the Purchase Price.

     3.2.   Purchase of Obligations.  Upon payment of the Purchase Price ADAC
            -----------------------
shall sell, assign and transfer the Obligations under Financed Contracts to DVI and grant DVI a security interest in the Financed Contract and in any interest that ADAC has in the Equipment. Should ADAC fail to do so, DVI is authorized to execute on behalf of ADAC any necessary assignment or endorsement of Obligations which have been omitted in any financing statements necessary to perfect its security interest in the Financed Contract or Equipment.

     3.3.   ADAC's Warranties.  ADAC agrees that all of ADAC's usual warranties,
            -----------------
express and implied as to the Equipment, and any service or maintenance agreed to between ADAC and its Customer, are hereby made to, and the agreements are with, the Customer as well as to and with DVI.

     3.4.   Representations and Warranties with Respect to Financed Contracts.
            -----------------------------------------------------------------
ADAC represents and warrants with respect to each Financed Contract, any related Equipment or related Acknowledgment and Consent to Assignment that:

         3.4.1. The Contracts have been created or acquired by ADAC in the regular course of its business and represent existing and valid legally enforceable obligations in accordance with the terms thereof based on an actual and bona fide sale and delivery or lease of equipment or extension of credit to the named Customer which has been finally accepted by the Customer and for which the Customer is unconditionally liable to make payment in the amount stated in the Contract without right of rejection, return, offset, defense, counterclaim, discount or deduction;

         3.4.2. All statements made in the contracts, including names, addresses, locations, descriptions of Equipment, down payments and unpaid balances, are true and accurate and are in all respects what they purport to be;

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         3.4.3.   All signatures and endorsements that appear on the Contracts or any agreement or instruments relating thereto are genuine and all signatories and endorsers, if any, have full capacity to contract;

         3.4.4. Absolute title to the Contract, free and clear of any liens, encumbrances or claims of others is vested absolutely in ADAC and no other assignment of, or security interest in, or other interest or benefit in the Contracts and in favor anyone other than DVI is in effect;

         3.4.5. The transactions underlying or giving rise to the Contracts and the sale, delivery or assignment thereof by ADAC to DVI are in conformity with and do not violate any applicable U.S. state or federal laws or regulations and all documents constituting, securing or relating to the Contracts are legally sufficient and enforceable under such laws and regulations of the countries of the Customers under the Financed Contracts.

         3.4.6. ADAC will use its best efforts to make all necessary filings, recordings, or give notice and obtain all necessary waivers and consents so as to enable DVI to obtain judgment against the Customer for the unpaid balance of the Contract and for ADAC to exercise the rights of a seller retaining title or a secured party as to the Equipment;

         3.4.7. ADAC will not, without the prior written consent of DVI, accept any collections, repossess or consent to the return of any Equipment or modify the terms of any Contract;

         3.4.8. Any down payment set forth in the Contracts was made in cash and no part of it was advanced to the Customer by ADAC or any assignor; and

         3.4.9. Any related amendment, addendum, schedule, rider, supplement, agreement or instrument entered into with the Customer and any other documents relating to the Contract or Equipment has been delivered to DVI including, without limitation, Bills of Lading.

         3.4.10. The Contracts require that the Equipment is and will continue to be insured by the Customer against risk of loss by fire and other insurable hazards and ADAC shall be named as loss payee under such policy as ADAC's interests may appear and ADAC hereby assigns its right, title and interest in and to said insurance policies and any proceeds therefrom to DVI.

4.   TERM OF AGREEMENT AND AMOUNT OF COMMITMENT; RENEWAL

     4.1.   Term.  The Term of this Agreement is for a period of one (1) year
            ----
from the effective date hereof, and thereafter will be automatically renewed for successive one (1) year terms unless

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either party elects to terminate this Agreement by giving notice in writing to the other party of its intention to terminate thirty (30) days prior to the end of the then current Term; PROVIDED HOWEVER, that DVI shall have the right to immediately terminate this Agreement by giving notice to ADAC upon the occurrence of an Event of Default as defined in Section 17 below.

     4.2.   Commitment Amount.  Subject to the terms and conditions of this
            -----------------
Agreement, and during the Initial Term of this Agreement, DVI agrees to purchase Obligations from ADAC up to the aggregate principal sum of Five Million Dollars ($5,000,000). At such time as DVI has completed the purchase of the initial Five Million Dollars ($5,000,000) of Obligations, DVI in its sole discretion may increase the Commitment Amount.

5.   ADMINISTRATION OF CONTRACTS

     Until the happening of an Event of Default hereunder DVI authorizes ADAC or its agent, and ADAC agrees, as agent for DVI, to bill for and collect all monies due and to become due under the Financed Contracts and to make all appropriate efforts, by suit or otherwise, at ADAC's own cost and expense, subject at all times to DVI's right to direct and control the same. In connection therewith, ADAC agrees that ADAC may (a) obtain and enter judgments against Customers and undertake all proceedings supplementary thereto for the purpose of enforcing such judgments and (b) subject to Section 13 of this Agreement, repossess, resell, re-lease or otherwise dispose of the Equipment. ADAC agrees to exercise due care and diligence in so acting as DVI's agent and to indemnify and hold DVI harmless from and against all loss, liability (including negligence, tort and strict liability), damage, costs and expenses (including reasonable attorney's fees) caused by any of ADAC's actions and will not, without DVI's prior written consent, grant any extension of time of payment, compromise or settle for less than the full amount owing, or release in any manner Customers or any other persons liable for payment under any Financed Contract. ADAC agrees to direct any Customer under any Financed Contract to remit all Installment Payments directly to a demand deposit account designated by DVI entitled "ADAC Latin American Finance" which account shall be owned and controlled solely by DVI.

          ADAC agrees that it will not direct any Customer under any Financed Contract to make payment to any other place or address without DVI's prior written consent. Any payments received by ADAC under any Financed Contract will be held by ADAC in trust for DVI even though the same may have been commingled with ADAC's assets as a convenience to ADAC and ADAC agrees to remit all such funds received by it to DVI immediately upon receipt by ADAC.

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6.   SERVICE BY ADAC

     ADAC agrees promptly to fulfill all of its obligations to the Customers with respect to the Equipment. The purchase of the Contract and Obligations by DVI shall not be deemed an assumption by DVI of, or impose on DVI, any obligation with respect to the Customer or the Equipment. ADAC shall provide customer service and Equipment maintenance equivalent to that provided to ADAC's other customers whether purchasers or Customers. Such service shall be provided at ADAC's billing rates then in effect and include, but not be limited to, hardware and software maintenance, required engineering changes to the Equipment, customer training and program support.

7.   RELATIONSHIP OF THE PARTIES

     7.1.   No Warranties by DVI; No Agency Created.  It is understood and
            ---------------------------------------
agreed to by the parties hereto that this Agreement does not create a fiduciary relationship between them, that DVI and ADAC are and shall continue to be independent contractors and that nothing in this Agreement is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, employer or servant of the other for any purpose.

     It is further understood and agreed by the parties hereto that DVI is not the manufacturer, supplier, vendor, distributor, dealer, integrator or merchant in the Equipment which shall be the subject matter of any proposed Contract financed pursuant to this Agreement. The Customer, in every instance without exception, will have selected the Equipment. DVI DOES NOT AND WILL NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE EQUIPMENT, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF MATERIALS IN THE EQUIPMENT OR WORKMANSHIP IN THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

     7.2.  Insurance Maintained by ADAC.  At all times while this Agreement
           ----------------------------
is in effect, and in any event, for as long as the term of any Financed Contract, ADAC shall maintain a general liability policy in form and amount satisfactory to DVI, insuring DVI and ADAC against any loss or damage resulting from the design, manufacture, purchase, financing, leasing, ownership, delivery, possession, transportation, storage, maintenance, repair, return, use, and operation of any item of Equipment. The aforementioned policy of insurance shall not be cancelled without the insurer first giving thirty (30) days written notice of said proposed cancellation to DVI. ADAC shall furnish to DVI a certificate of insurance evidencing the coverage herein required, or copy of said policy.

8.   ENHANCEMENTS AND UPGRADES

     Any software developments or enhancements and hardware changes required by such developments or enhancements shall be made immediately available to Customers on the same basis as to other End Users of ADAC's Equipment.

9.   REPAIRING AND REFURBISHING

     At DVI's request, ADAC agrees, at its own expense, to repair and refurbish any Equipment that is repossessed pursuant to Section 13 of this Agreement. ADAC will provide such services with respect to each Financed Contract until the earlier of one (1) year following the expiration date of such Financed Contract or when DVI has received all of its Net Investment Value with respect to such Financed Contract.

10.  WARRANTIES

     ADAC hereby represents and warrants to DVI and its assignees as follows:

     10.1.   Patent/Trademark.  All Equipment delivered to Customers under
             ----------------
any Contract financed under this Agreement shall be subject to (i) warranties and patent/trademark indemnities given by the Equipment's manufacturer and (ii) any further warranties or assurances of performance actually made to a Customer in writing by ADAC.

     10.2.   Design Changes.  Engineering design changes and configuration
             --------------
changes, including software, which improve performance or extend product life will be made available to Customers on the same basis as other End Users and at a price not to exceed the standard End User price in effect at the time.

     10.3.   Spare Parts.  ADAC will maintain or require its suppliers to
             -----------
maintain an inventory of spare parts for the Equipment for a period up to the latest expiration date of any outstanding Financed contract, including any extensions or renewals thereof.

11.  GENERAL INDEMNITY

     ADAC agrees to indemnify and hold DVI, its subsidiaries, affiliates, stockholders, directors, officers, employees, agents, successors and assigns harmless from and to defend against all claims, losses, liabilities (including negligence, tort and strict liability), damages, judgments, suits, and all legal proceedings, and any and all costs and expenses in connection therewith and attorneys' fees, arising out of or in any manner connected with the design, manufacture, purchase, financing, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, operation, maintenance, repair, return or other disposition of the

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Equipment, or with this Agreement, or with any Financed Contract, including, without limitation, claims for injury to or death or persons and for damage to property, and to give DVI prompt notice of any such claim or liability excluding any of the same arising from the negligence or willful misconduct of DVI, and provided that ADAC shall be given prompt notice of such claims and ADAC shall have the right to defend any such claims, at ADAC's expense.

12.  ADAC FIRST LOSS RECOURSE POOL

     12.1.   Calculation of First Loss Recourse Pool, Limited Recourse. The
             ---------------------------------------------------------
First Loss Recourse Pool ("Pool") will be established at the time DVI first purchases a contract from ADAC. No actual fund shall be established with respect to the Pool. ADAC shall, upon written request of DVI, pay to DVI the amount of Remarketing Loss arising as a consequence of any events set forth in
Section 12.2, provided that ADAC shall not at any time be required to pay an amount exceeding the then amount of the Pool. All claims due DVI shall be payable to DVI by ADAC in U.S. dollars via check or wire transfer within five
(5) days of the request for payment. The amount of the Pool will increase or decrease as follows:

     Ten percent (10%) of the Purchase Price of each new Financed Contract shall be added to the Pool. However, the Pool shall at no time become greater than fifteen percent (15%) (the "Ceiling Percentage") of the Net Investment Value of the then outstanding Financed Contracts. (If reductions in Net Investment Value of the outstanding Financed Contracts cause the Pool to exceed the Ceiling Percentage, the Pool will be reduced accordingly.) Any Remarketing Loss shall reduce the Pool by the amount of the Remarketing Loss. The foregoing calculation is subject to the further adjustment that at such time as the Pool becomes $150,000 or less, the Pool shall not be further reduced by amortization of the outstanding Financed Contracts.

     DVI and ADAC shall jointly prepare each month during the term of this Agreement a calculation of First Loss Recourse Pool in the form attached as Exhibit A to this Agreement.

     Except for breaches by ADAC of warranties, representations and covenants given and agreed to by ADAC in this Agreement, and for indemnities provided by ADAC hereunder to which this limited recourse provision does not apply, DVI will not at any time have recourse to ADAC, personally or to its assets, for an amount exceeding the then amount of the Pool, but rather DVI shall have recourse only to the Financed Contracts and its security interest in the Equipment for repayment of the Obligations.

         12.1.1.   Adjustments to Recourse Pool.  ADAC and DVI agree to annually
                   ----------------------------
analyze the performance of the Portfolio beginning eighteen (18) months from the date the first Contract is

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purchased by DVI.  If at such time the Default Rate is less than one percent
(1%) the Ceiling Percentage will be decreased to ten percent (10%); if the Default Rate is between one percent (1%) and three percent (3%) inclusive the Ceiling Percentage will remain at fifteen percent (15%); and if the Default Rate is greater than three percent (3%) the Ceiling Percentage will increase to twenty percent (20%). The Default Rate at any time will be determined by dividing (x) the then Net Investment Value of those outstanding Financed Contracts having delinquencies of more than thirty (30) days by (y) the aggregate Net Investment Value of the Portfolio.

     12.2.   Amounts Payable from and Credits to Recourse Pool.  The Recourse
             -------------------------------------------------
Pool shall be charged by DVI for the amount of any Remarketing Loss and said amount shall be payable by ADAC immediately upon the occurrence of any of the following events: (i) a Remarketing Loss under a Financed Contracts exists following the resale of repossessed Equipment related to such Financed Contract;
(ii) an item of Equipment that has been repossessed from a Customer is determined to be non-saleable by agreement between DVI and ADAC, (iii) DVI and ADAC are unable to resell repossessed Equipment within one hundred and twenty
(120) days after date of repossession, or (iv) ADAC is unable to take possession of the Equipment within one hundred and twenty (120) days from the date of DVI's written request for repossession. In the event that either event (iii) or event
(iv) above occurs and ADAC or DVI is able to remarket the repossessed Equipment after the initial one hundred and twenty (120) day period, any proceeds from the remarketing payable to ADAC, up to an amount equal to the amount charged to the Recourse Pool, shall be credited to the Recourse Pool. Any amount in excess of the Recourse Pool amount shall be allocated as set forth in Section 13.3.

13.  REPOSSESSION AND REMARKETING

     ADAC shall have the following obligations:

     13.1.   ADAC's Obligation to Repossess and Remarket.  ADAC at its cost
             -------------------------------------------
agrees to use reasonable efforts to repossess the Equipment under any defaulted Financed Contract and said obligations shall continue for the entire term of said Contract respecting such Equipment, notwithstanding the termination or expiration of this Agreement and without regard to any extension or non-extension of this Agreement; provided however, that ADAC shall not be required to take legal action to effect collection or repossession of any Equipment. If DVI reasonably believes that any Financed Contract is unenforceable, upon the request of DVI, ADAC shall proceed, at its sole expense, to take legal action to enforce the terms of the Financed Contract. If a court of competent jurisdiction determines that the Financed Contract is not enforceable against the Customer in accordance with its terms, upon the request of DVI, ADAC shall repurchase the Financed Contract from DVI for the Purchase Price set forth in
Section 18.2 of this

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Agreement.  In situations where circumstances make immediate recovery of the
Equipment necessary and DVI has requested same, ADAC shall use all reasonable efforts necessary to obtain the Equipment on an expedited basis. If the Equipment cannot be repossessed, DVI may charge the Recourse Pool in accordance with Section 12 above.

     13.2.  Obligation to Remarket.  In the event that a Customer should
            ----------------------
default in the payment or performance of any of the terms or conditions of any Financed Contract, ADAC shall, subject to DVI's instructions to the contrary, at ADAC's expense, attempt to peaceably take possession of, transport, store, repair or refurbish, if necessary and maintain the Equipment on behalf of DVI. ADAC agrees to use its best efforts to locate a purchaser or substitute Customer for the Equipment on terms satisfactory to DVI.

         13.2.1. Upon resale, the equipment shall carry ADAC's regular warranty for a period equal to the greater of: (i) the warranty remaining for the benefit of the defaulting Customer as of the date of recovery by ADAC, or
(ii) six (6) months.

     13.3.   Remarketing Proceeds.  Remarketing Proceeds shall mean the
             --------------------
gross proceeds of resale or re-lease of any Equipment. The gross proceeds of any re-lease of Equipment shall be calculated on a present value basis using the formula set forth in the definition of Purchase Price. Any Remarketing Proceeds in excess of the Net Investment Value realized upon any sale or releasing of any Equipment shall be divided between DVI and ADAC as follows: ten percent (10%) to DVI, ninety percent (90%) to ADAC.

     13.4.   Remarketing Loss.  Losses as a result of repurchase, repossession
             ----------------
and remarketing shall be determined as the excess of (i) the then Net Investment Value of the Financed Contract over (ii) Remarketing Proceeds with respect to such Financed Contract.

     13.5.   Remarketing Expenses  All costs, fees and expenses of remarketing
             --------------------
or refurbishing the Equipment shall be borne solely by ADAC.

14.  GENERAL ADMINISTRATIVE PROVISIONS

     14.1.   Site of Equipment and Inspection.  Unless otherwise approved by
             --------------------------------
DVI in writing, all Equipment shall be installed at the Customer's location designated in the Financed Contract. ADAC shall promptly notify DVI when ADAC becomes aware of any change in the location of the Equipment after its installation.

     14.2.   Financial Statements.  During the term of this Agreement, ADAC
             --------------------
will furnish to DVI, promptly upon their becoming available, or in any event within one hundred and twenty (120) days after the end of each fiscal year, copies of certified financial statements for the years covered therein.

     14.3.   Notices.  All notices hereunder shall be in writing, shall be
             -------
dispatched by prepaid certified first class mail or responsible courier addressed to ADAC or DVI at the addresses set forth in Section 18.10 or to such other addresses as ADAC and DVI shall have furnished to the other in writing.

     14.4.   Non-Solicitation of Funding Sources.  During the term of this
             -----------------------------------
Agreement and for one (1) year thereafter, ADAC agrees that it will not solicit, divert, take away or interfere with any of DVI's funding sources of which ADAC has actual knowledge.

15.  ADAC REPRESENTATIONS, WARRANTIES, AND COVENANTS

     ADAC represents, warrants and covenants as follows:

     15.1.   Organization and Standing.  ADAC is a corporation duly organized,
             -------------------------
validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted under this Agreement, to enter into this Agreement and the Contracts referred to herein to which ADAC is to be a party and to carry out the transactions contemplated hereby and thereby.

     15.2.   Compliance with Other Instruments.  ADAC is not in violation of
             ---------------------------------
any term of its articles of incorporation or bylaws, any material judgment, decree or other imposed by any state or federal court or government or agency thereof, or any agreement, instrument, statute, rule or government regulation, which violation would have a material adverse effect on ADAC. The execution, delivery and performance of this Agreement and any other instrument referred to herein to which ADAC is a party will not result in such violation, or be in conflict, or constitute a default under any such term, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of ADAC pursuant to any such term except pursuant to this Agreement.

     15.3.   This Agreement.  This Agreement has been duly authorized,
             --------------
executed and delivered by ADAC and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

     15.4.   Agreements.  ADAC hereby agrees (i) without prior written
             ----------
consent of DVI or any subsequent assignee, not to extend, amend, supplement or terminate any Financed Contract, or agree to, or permit, any modifications, waiver or other alteration of the terms thereof, and (ii) to deliver to DVI all notices or other communications received by ADAC in connection with any Financed Contract or any aspect thereof. ADAC constitutes and appoints DVI, its successors and assigns, or any designee of DVI, as ADAC's agent and attorney-in-fact, which appointment is irrevocable and coupled with an interest, and with full power (in the name of ADAC or otherwise) to endorse without recourse ADAC's name upon any and all notes, checks or drafts or other instruments for payment of any obligation, ask, require, demand, receive, compound and give acquittance for any and all monies and claims for money due and to become due under, or arising out of any Financed Contract, and upon the occurrence and continuation of an Event of Default to give all or any of the notices, consents, instructions or other communications reserved to ADAC in any Financed Contract, and to file any claims or take any action or institute any proceedings which DVI with respect to the Financed Contracts or any subsequent assignee deem to be necessary or advisable, hereby ratifying and confirming whatsoever said attorney shall and may do by virtue thereof. Any repossessed Equipment will be held by ADAC in trust for ADAC and DVI and kept apart and distinguishable from ADAC's property.

     15.5.   Taxes.  ADAC warrants and represents that all sales, use, property,
             -----
or other taxes, licenses, tolls, inspection and/or other fees, bonds, permits or certificates, including any penalties and interest with respect thereto, which were or may be required to be paid or obtained in connection with any Financed Contract of the Equipment by ADAC, subsequent sale of Equipment and assignment of any Financed Contract to DVI (excluding any tax on the net income of DVI and any tax arising from any financing by DVI of any Financed Contract or Equipment) have been, or when due will promptly be, paid in full by ADAC or the provision for the payment thereof by the Customers are provided for in any Financed Contract.

16.  DVI REPRESENTS AND WARRANTS AS FOLLOWS:

     16.1.   Organization and Standing.  DVI is a corporation duly organized,
             -------------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted under this agreement, to enter into this agreement and other instruments referred to herein to which DVI is to be a party and to carry out the transactions contemplated hereby and thereby.

     16.2.   Compliance with Other Instruments.  DVI is not in violation of
             ---------------------------------
any term of its articles of incorporation or bylaws, any material judgment, decree or order imposed by any state or federal court or government or governmental regulation, which violation would have a material adverse effect upon ADAC. The execution, delivery and performance of this Agreement and any other instrument referred to herein to which DVI is a party will not result in such violation, or be in conflict with or constitute a default under such term, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of DVI pursuant to any such term, except that a lien in favor of DVI's lenders may exist with respect to Financed Contracts, the financing of which by DVI obtained through such lenders.

17.  EVENTS OF DEFAULT

     17.1.   Events of Default.  Any one of the following occurrences or acts
             -----------------
shall constitute an "Event of Default" (or "Events of Default") under this
Agreement:

         17.1.1. Default by ADAC in the payment of any amounts due and payable from ADAC to DVI including, but not limited to, Recourse Pool payments, indemnities, or any Repurchase Price, and such Default shall not have been remedied within five (5) days after the written notice thereof to ADAC from DVI.

         17.1.2. Default by ADAC in the performance or compliance of any material term or covenant not relating to payments due DVI from ADAC, contained in this Agreement that materially adversely affects ADAC's ability to perform under this Agreement as a whole and such Default shall not have been remedied within thirty (30) days after the written notice thereof to ADAC from DVI.

         17.1.3. If any proceedings shall be commenced by or against ADAC, for dissolution or under any bankruptcy, insolvency, reorganization, arrangement, composition or similar laws at that time in effect and if involuntary, are not dismissed within sixty (60) days.

         17.1.4. If ADAC fails to provide or cause to be provided, service, maintenance, replacement or repair of Equipment in accordance with the provisions of this Agreement.

         17.1.5. Any representation or warranty set forth in Section 3.4 above (including Subsections 3.4.1 through 3.4.10) relating to any Financed Contract or any representation or warranty of ADAC made in any Financed Contract, or in any certificate or other writing delivered pursuant to any Financed Contract shall prove to be incorrect in any material respect.

         17.1.6.  Any representation or warranty of ADAC made in Sections 15.1,
15.2 and 15.3 of this Agreement, or in any certificate or other writing with respect to such Sections delivered pursuant hereto shall prove to be incorrect in any material respect.

         17.1.7. There shall be levied any attachment, execution or like process in an amount which gives rise to an adverse change in ADAC's financial condition unless such attachment, execution or process is released within sixty (60) days thereafter.

         17.1.8. ADAC shall voluntarily suspend its business.

18.  REPURCHASE OBLIGATION OF ADAC

     18.1.   Repurchase Obligation.  Upon the occurrence and continuance of
             ---------------------
any Event of Default set forth in Sections 17.1.1, 17.1.4 and/or 17.1.5 above, ADAC, promptly upon receipt of DVI's demand, agrees to repurchase any Obligation directly affected by such default and accept assignment of any such Obligations ("Repurchase Obligation"). Upon the occurrence and continuance of any Event of Default set forth in Sections 17.1.2, 17.1.3, 17.1.6, 17.1.7 and/or 17.1.8 above or in the event ADAC fails to repurchase any Obligation or accept reassignment of any Obligations DVI shall have the right to require ADAC to immediately repurchase any or all Obligations purchased by DVI pursuant to this Agreement, and accept reassignment of any or all Financed Contracts.


     18.2.   Repurchase Price.  ADAC shall repurchase the Obligations from
             ----------------
DVI pursuant to Section 18.1 above, by paying to DVI the Net Investment Value of the Contract. ADAC agrees to repurchase any or all Obligations hereunder without first requiring DVI to resort to any Customer or to any other guaranty, security or collateral which DVI may have or hold. ADAC's repurchase Obligation is unconditional.

     18.3.   Waivers.  Upon the occurrence and continuance of an Event of
             -------
Default, ADAC further agrees that DVI may at any time and from time to time without notice to, or the consent of, ADAC, and without affecting or impairing this Repurchase obligation, do any of the following: (i) renew or extend any Obligations of any Customer or any of its guarantors or of any other party at any time directly or contingently liable for the payment of any Obligations;
(ii) accept partial payments of any Obligation; (iii) settle, refinance (by operation of law or otherwise) compound, compromise, collect or liquidate any Obligations and the security therefor in any manner; (iv) consent to the transfer or sale of any Obligation or any security therefor; or (v) bid and purchase at any sale of any other Equipment or security.

     18.4.   Waiver of Impairment of Collateral.  ADAC shall not be released
             ----------------------------------
or discharged, either in whole or in part, by DVI's failure or delay to perfect or continue the perfection or enforcement of any security interest in any Equipment or other security which secures the Obligation.

19.  MISCELLANEOUS

     19.1.   Enforcement.  THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND
             -----------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. This Agreement may be executed in one or more counterparts each of which shall have the full force and effect of an original.

     19.2.   Assignment or Agreement.  Except as set forth below, each
             -----------------------
party shall not sell, transfer, assign, pledge or encumber this agreement or any right or duty granted hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, DVI shall have the right, without obtaining written consent of ADAC, to transfer or assign its interest hereunder as follows:

         19.2.1.   Secured Party.  ADAC agrees that DVI shall have the right to
                   -------------
assign or grant a security interest to a bank or financial institution ("Secured Party") with respect to any or all of DVI's interests under this Agreement and in the Obligations purchased hereunder and in the Financed Contracts, and that the Secured Party shall, in entering into such transaction with DVI, be acting in reliance upon and be entitled to the benefits of this Section 19.2.1. ADAC agrees that it will not assert against any Secured Party any defense, counterclaim or offset that ADAC may have against DVI. Accordingly, ADAC agrees with DVI and the Secured Party (for whom this covenant is expressly made) that DVI may assign, pledge, transfer or otherwise dispose of or grant a security interest to Secured Party in any or all of DVI's interest under this Agreement, the Financed Contracts, or any portion thereof, or Equipment without notice to ADAC or consent of ADAC thereto.

         19.2.2.   Entities.  DVI may assign all or any part of its interest
                   --------
under this Agreement and in the Financed Contracts and Equipment to any entity with which DVI or the officers of DVI are affiliated, which entities shall thereupon be deemed to be bound by all the terms and conditions of this Agreement provided that such entities agree to permit DVI to act as their agent. In the event of any such assignment, such entities shall acquire the right to enforce rights and interests assigned to them hereunder individually and severally with respect to the Obligations purchased hereunder and Obligations (or part thereof) owned by or assigned to such entities, provided that ADAC shall nonetheless be required to honor notices from, report and be accountable to, only DVI (and not such entities) with respect to such Equipment and Obligations or part thereof, the services to be provided by ADAC hereunder and all other rights, duties and obligations of ADAC under this Agreement.

     19.3.   Inurement.  This Agreement is for the benefit for the parties
             ---------
hereto and shall be binding upon their successors, assignees, and surviving entities of any merger, sale, consolidation or reorganization.

     19.4.   Severability.  In the event that any of the terms of this
             ------------
Agreement are or become or are declared to be illegal by any court or tribunal of competent jurisdiction, such term or terms shall be null and void and shall be deemed deleted from this

Agreement, and all remaining terms of this Agreement shall remain in full force and effect.

     19.5.   Waiver of Breach.  No waiver of any breach of any provision of
             ----------------
this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof and no waiver shall be effective unless made in writing.

     19.6.   Headings.  The descriptive headings of the several sections of
             --------
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     19.7.   Confidential Treatment and Disclosure by DVI and ADAC.  Each
             -----------------------------------------------------
party will treat this Agreement and all documents contemplated to be delivered hereunder and all terms and conditions hereof and thereof as confidential and will not disclose or use the same without the prior written consent of the other unless such disclosure or use is required by law.

     19.8.   Attorney's Fees.  In the event of litigation hereunder the
             ---------------
prevailing party shall be entitled to reimbursement of all expenses incurred therewith including reasonable attorneys' fees and costs.

     19.9.   Entire Agreement.  This Agreement constitutes the entire
             ----------------
understanding of the parties hereto, and no representations, except as contained in this Agreement have been made by either party to the other and none has been relied upon by the other party. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in particular instance and either retroactively or prospectively) only upon written agreement of DVI and ADAC.

     19.10.  Notices.  Notices will be deemed effective: (i) 3 days after
             -------
deposit in the U.S. Mail, (ii) the same day if personally delivered, or (iii) the following business day if sent by reliable overnight courier. All notices shall be in writing addressed as follows:

If to ADAC:    540 Alder Drive, Milpitas, CA 95035
----------     Attention:  Chief Financial Officer

               cc:  Robert Miller, Esq.
                    One Bush Street, 11th Floor
                    San Francisco, California 94104

If to DVI:     One Park Plaza, Suite 800, Irvine, CA 92714
---------      Attention:  Anthony Turek, Senior Vice President
               cc:  Jeffrey J. Wong
                    Cooper, White & Cooper
                    201 California Street
                    17th Floor
                    San Francisco, California 94111

20.  SURVIVAL AND EFFECT OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES

     All obligations, representations, warranties, covenants and indemnities made by ADAC herein, and in other documents or instruments delivered in connection with this Agreement shall survive the expiration or termination of any Financed Contract, and shall continue in effect so long as any Financed Contract is outstanding and shall survive the date of the expiration or any termination of this Agreement, if necessary. All such covenants, agreements, representations, warranties and indemnities shall bind the party making the same and its successors and assigns and shall inure to the benefit of and be enforceable by each party for whom made and its successors and assigns.

21.  COUNTERPARTS

     This Agreement may be executed in counterparts which taken together shall constitute one Agreement.

     IN WITNESS WHEREOF, DVI and ADAC have caused this agreement to be executed by their respective officers thereunder duly authorized as of day and year first above written.

DVI Financial Services Inc.

By:  /s/ RICHARD E. MILLER
     -----------------------------
         Richard E. Miller
           Vice President


ADAC Laboratories

By:  /s/ DENNIS R. MAHONEY
     ------------------------------
         Dennis R. Mahoney
      Vice President Finance and
     Chief Financial Officer

                     EXHIBIT A TO VENDOR PROGRAM AGREEMENT
           BETWEEN DVI FINANCIAL SERVICES INC. AND ADAC LABORATORIES

                   FIRST LOSS RECOURSE POOL CALCULATION FORM


Total Net Balance of First Loss Recourse
Pool from next previous Calculation Form                      $____________

Additions due to Purchases:

             Purchase Price                                   Additions to Pool

     ABC Corp. $____________ X 10%                            $____________
     DEF Corp. $____________ X 10%                            $____________
     GHI Corp. $____________ X 10%                            $____________

         Total Additions:                                         $____________

Deductions due to Remarketing Losses:

     JKL Corp.                                                $____________
     MNO Corp.                                                $____________

         Total Deductions:                                        $____________

Gross Balance of First Loss Recourse Pool                     $____________

Net Investment Value of the Portfolio                         $____________

Adjustments to First Loss Recourse Pool:

     In the event the Gross Balance of the First Loss Recourse Pool exceeds 15% of the Net Investment Value of the Portfolio, reduce the amount of the First Loss Recourse Pool to 15% of the Net Investment Value of the Portfolio.

Total Net Balance of First Loss Recourse Pool                 $____________